UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 10, 2012
PANAMA DREAMING INC.
(Exact name of registrant as specified in its charter)
Nevada	333-176312	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 10 & 11, 26th Floor, Lippo Centre Tower 2, 89 Admiralty, Hong Kong
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		+852 3875 3362
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On October 10, 2012, our board of directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary Asia Pacific Boiler Corporation, a Nevada corporation, to effect a name change from Panama Dreaming Inc. to Asia Pacific Boiler Corporation.  Asia Pacific Boiler Corporation was formed solely for the change of name.

In addition to the name change, our board of directors approved to effect a four (4) new for one (1) old forward stock split of our authorized, issued and outstanding shares of common stock.  Upon effect of the forward stock split, our authorized capital will be increased from 100,000,000 to 400,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be increased from 7,950,000 to 31,800,000, all with a par value of $0.00001.  Our preferred stock will remain the same.

These amendments are currently under review with the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMA DREAMING INC.
/s/ John Gong
John Gong
President and Director

Date:	October 31, 2012